[Letterhead of Stevens, Powell & Company, P.A.]

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read paragraphs (a) through (d) of Item 4 of the Form 8-K of Big Lake Financial Corporation dated November 21, 2002. We agree with paragraphs (b) through (d) of this Form 8-K. As to paragraph (a), we were not present at the Board of Directors’ meeting dated November 20, 2002; however, we received verbal notification of the Board’s action on November 22, 2002, which was confirmed in writing in a letter dated November 25, 2002.

/s/ Stevens, Powell & Company, P.A.

Stevens, Powell & Company, P.A.
Jacksonville, Florida

November 26, 2002